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                                                                   Exhibit 99.3

                        [LOGO OF TYCO INTERNATIONAL LTD.]

                                 FORM OF PROXY
                          FOR TYCO INTERNATIONAL LTD.
          SPECIAL GENERAL MEETING OF SHAREHOLDERS ON MARCH __, 1999


PROXY SOLICITED BY THE BOARD OF DIRECTORS OF TYCO INTERNATIONAL LTD., A COMPANY INCORPORATED IN BERMUDA WITH LIMITED LIABILITY, FOR THE SPECIAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH __, 1999 AT
1:00 P.M. (BERMUDA TIME).

        The undersigned, being a holder of common shares, of U.S. $0.20 each of Tyco International Ltd., hereby appoints ______________ or failing him ______________ or failing him ______________ as his proxy at the Special General Meeting to be held on March __, 1999 (and any adjournment thereof) and to vote on behalf of the undersigned (or abstain from voting) as indicated on the reverse of this card or, to the extent that no such indication is given, as set forth herein. The Special General Meeting has been convened to consider proposals (1) to approve the issuance of Tyco common shares to be delivered in connection with the merger of AMP Incorporated and AMP Merger Corp., a wholly-owned indirect subsidiary of Tyco; (2) to increase the number of directors of Tyco from eleven to twelve and elect Robert Ripp, the current Chairman and Chief Executive Officer of AMP Incorporated, as a Tyco director; (3) to increase the authorized share capital of Tyco to $625,000,000 by the creation of an additional 996,250,000 Tyco common shares of U.S.$0.20 each; and (4) to increase the number of Tyco common shares in respect of which grants may be made under the Tyco International Ltd. Long Term Incentive Plan, as amended from 44,000,000 to 70,000,000. In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof. The undersigned hereby revokes any previously dated forms of proxy with respect to the Special General Meeting.

PLEASE INDICATE ON THE REVERSE OF THIS CARD HOW YOUR SHARES ARE TO BE VOTED. THE TYCO BOARD RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS. IF THIS CARD IS RETURNED SIGNED BUT NOT MARKED WITH ANY INDICATION AS TO HOW TO VOTE, THE UNDERSIGNED WILL BE DEEMED TO HAVE DIRECTED THE PROXY TO VOTE FOR EACH OF THE PROPOSALS.

Completed proxy cards should be returned to:



IN THE UNITED STATES:

by 10:00 a.m. on March __, 1999 (Eastern Daylight Time):

by mail at:

Tyco International Ltd.
Midtown Station
P.O. Box 938
New York, NY 10138-0738



IN THE UNITED KINGDOM:

by 10:00 a.m. on March __, 1999 (Greenwich Mean Time)

by hand or mail at:

Tyco International Ltd.
Airsystems Couriers Ltd.
Greenlane
Hounslow
Middlesex TW4 6DH
United Kingdom


IN BERMUDA:

to the Registrar by 10:00 a.m. on March __, 1999 (Bermuda time)

by hand or mail at:

A.S.&K. Services Ltd.
Cedar House
41 Cedar Avenue
P.O. Box, HM 1179
Hamilton, HM 12
Bermuda



IN AUSTRALIA:

by 10:00 a.m. on March __, 1999 (local time)

by mail at:


Tyco International Ltd.
P.O. Box 5608
Chatswood NSW 2057
Australia


An instrument evidencing the appointment of a corporate representative may be delivered to any of the above addresses up to 10:00 a.m. on March __, 1999. IF YOU HAVE QUESTIONS OR NEED ASSISTANCE, PLEASE CONTACT MacKenzie Partners, Inc. at 1-800-332-2885 (toll-free in the United States) or at 1-212-929-5500 (call collect).

Facsimile revocations or alterations of proxy may be delivered to 1-212-929-0308 up until the time of the Special General Meeting.

                      PLEASE SIGN AND DATE ON REVERSE SIDE

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                                                          Please mark your
                                                         votes as indicated  /X/
                                                           in this example

THE BOARD OF DIRECTORS OF TYCO INTERNATIONAL LTD. RECOMMENDS THAT YOU VOTE FOR EACH OF THE FOLLOWING PROPOSALS:

                                                           FOR  AGAINST  ABSTAIN
            1. To approve the issuance of Tyco common      / /    / /      / /
               shares to be delivered in connection with
               the merger of AMP Incorporated and AMP
               Merger Corp., a wholly-owned indirect
               subsidiary of Tyco.
                                                           FOR  AGAINST  ABSTAIN
            2. To increase the number of Tyco directors    / /    / /      / /
               from eleven to twelve and elect Robert Ripp,
               the current Chairman and Chief Executive
               Officer of AMP Incorporated, as a Tyco
               director.
                                                           FOR  AGAINST  ABSTAIN
            3. To increase the authorized share capital    / /    / /      / /
               of Tyco to $625,000,000 by the creation
               of an additional 996,250,000 Tyco common
               shares, of the nominal value of U.S. $0.20
               each.
                                                           FOR  AGAINST  ABSTAIN
            4. To increase the number of Tyco common       / /    / /      / /
               shares in respect of which grants may
               be made under the Tyco International
               Ltd., Long Term Incentive Plan, as
               amended, from 44,000,000 to 70,000,000.


                         EACH OF PROPOSALS 2 THROUGH 4 IS CONDITIONED UPON THE CONSUMMATION OF THE MERGER


Signature(s)(and Title(s), if any) _______________________ Date:_________ , 1999
Please sign your name above exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or other representative capacity, please give full title as such. If a corporation, please sign in full corporate name by a duly authorized director or other officer, indicating title, or execute under the corporation's common seal. In the case of joint holders, any one may sign but the first-named in the share register may exclude the voting rights of the other joint holder(s) by voting in person or by proxy.
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